Exhibit 99.1

SRA ANNOUNCES FINANCIAL RESULTS FOR FOURTH

QUARTER AND FISCAL YEAR 2006

•	Fiscal Fourth Quarter Revenue: Up 23% to $297 Million

•	Fiscal Year 2006 Revenue: Up 34% to $1.179 Billion

•	Diluted EPS before FAS 123R expense: $0.34 for Fiscal Fourth Quarter, $1.22 for Fiscal Year 2006

•	GAAP Diluted EPS: $0.30 for Fiscal Fourth Quarter, $1.08 for Fiscal Year 2006

•	New Business Awards: $442 Million for Fiscal Fourth Quarter, $1.8 Billion for Fiscal Year 2006

FAIRFAX, Va. – August 2, 2006 – SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to federal government organizations, today announced operating results for the fourth quarter and fiscal year 2006, which ended June 30, 2006.

Revenue for the quarter increased 23% from $241.1 million in the June 2005 quarter to $297.2 million. Revenue for the year increased 34% from $881.8 million in fiscal year 2005 to $1.179 billion.

Excluding the effect of FAS 123R:

•	Operating income for the quarter increased 25% from $24.3 million in the June 2005 quarter to $30.3 million, and full-year operating income increased 23% from $89.1 million in fiscal year 2005 to $109.8 million.

•	Net income for the quarter increased 23% from $15.9 million in the June 2005 quarter to $19.5 million, and full-year net income increased 22% from $57.7 million in fiscal year 2005 to $70.3 million.

•	Diluted earnings per share for the quarter increased 21% from $0.28 in the June 2005 quarter to $0.34, and full-year diluted earnings per share increased 20% from $1.02 in fiscal year 2005 to $1.22.

On July 1, 2005, the Company adopted Financial Accounting Standards Board Statement No. 123R, which requires the Company to recognize share-based payment transactions as a compensation expense in its financial statements. Including the effect of FAS 123R, quarterly GAAP operating income was $26.9 million, net income was $17.4 million, and diluted earnings per share were $0.30. Including the effect of FAS 123R, fiscal year 2006 GAAP operating income was $97.0 million, net income was $62.5 million, and diluted earnings per share were $1.08. Management believes that excluding the effect of FAS 123R provides a better comparison with prior results. A reconciliation of GAAP results with results excluding the effect of FAS 123R is provided at the end of this press release.

Renny DiPentima, SRA President and Chief Executive Officer, stated, “We are pleased with the fourth quarter results, particularly with regard to earnings per share. In addition, we’re beginning to see the return on our Q3 and Q4 investments, in the form of $442 million in new awards.”

1

Chief Financial Officer Stephen Hughes added, “Operating margins improved nicely in the fourth quarter, demonstrating excellent execution across our contract base. We also continued to improve our cash management this quarter, as we reduced days sales outstanding from 84 days to 81 days, and cash flows from operations were more than 1.5 times net income.”

New Business Awards

The Company won new business with potential value of $442 million in the fourth quarter and $1.8 billion in the fiscal year, if all options are exercised. The Company’s backlog of signed business orders is $3.3 billion, an increase of 19% over the previous fiscal year.

Major highlights of competitive contract awards during the quarter include:

•	U.S. Agency for International Development (USAID), Office of Economic Growth, Agriculture and Trade (EGAT). SRA was the sole awardee of a five-year, $125 million blanket purchase agreement to provide a broad range of information technology and advisory work in support of EGAT. Services under this contract will include network design and implementation, application development, strategic consulting and portfolio management.

•	Classified National Security Contract. SRA was awarded a task order with a ceiling value of $84 million over ten years if all options are exercised. Though the specific nature of this contract is classified, it enables the Company to provide mission-critical services to an Intelligence community client.

•	U.S. Army, Range Facility Management Support System (RFMSS). The RFMSS system provides Army installation managers with tools to automate processes at firing ranges and training facilities nationwide. SRA will operate and enhance the system under this five-year, $17 million task order.

•	U.S. Army, Communications Security Logistics Activity (CSLA). SRA won a four-year, $13 million contract for CSLA, which is part of the Communications Electronics Command. The SRA team will provide training, logistical and program management support to the Army’s cryptographic modernization initiative.

•	Department of Justice (DOJ), Unified Financial Management System (UFMS). Under this four-year, $11 million task order, SRA will provide the DOJ with Independent Verification and Validation services for the implementation of the UFMS, which will serve as the central financial system for the Department’s 45,000 employees.

The Company was also awarded several significant indefinite delivery/indefinite quantity (ID/IQ) contracts during the quarter. These awards’ values are not included in the quarterly win total or backlog.

•	Department of Homeland Security (DHS), Enterprise Acquisition Gateway for Leading Edge Solutions (EAGLE). SRA was among the prime awardees of this seven-year, $45-billion ID/IQ contract. DHS established EAGLE to satisfy the majority of its future requirements for information technology support services.

•	USAID, Principal Resource for Information Management Enterprise-wide (PRIME) 3.2. The multiple-award PRIME 3.2 contract, with a maximum value of $4 billion over five years, will provide information technology services to USAID, the Department of State and other members of the foreign affairs community.

2

Forward Guidance

The Company is issuing initial guidance for the first quarter and fiscal year 2007. The table below represents management’s current expectations about the Company’s future financial performance, based on information available at this time. The forward guidance in the table below does not include any effect for acquisitions SRA might make in the future.

Measure	Quarter Ending Sept 30, 2006	Fiscal Year Ending June 30, 2007
Revenue (in millions)	$290-$295	$1,290-$1,330
Diluted EPS, excluding effect of FAS 123R	At least $0.29	$1.30-$1.38
FAS 123R effect	($0.03)	($0.13)
Diluted EPS, including effect of FAS 123R	At least $0.26	$1.17-$1.25
Diluted Share Equivalents (in millions)	58.7	59.2

About SRA International, Inc.

SRA is a leading provider of technology and strategic consulting services and solutions — including systems design, development, and integration; and outsourcing and managed services — to clients in national security, civil government, and health care and public health markets. The Company also delivers business solutions for contingency and disaster response planning, information assurance, business intelligence, environmental strategies, enterprise architecture, infrastructure management, and wireless integration.

FORTUNE® magazine has chosen SRA as one of the “100 Best Companies to Work For” for seven consecutive years. The Company’s 4,900 employees serve clients from its headquarters in Fairfax, Virginia, and offices across the country. For additional information on SRA, please visit www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 2, 2006. In addition, the forward-looking statements included in this

3

press release represent our views as of August 2, 2006. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 2, 2006.

Contacts

David Keffer	Stephen Hughes
Director, Investor Relations	Executive Vice President and CFO
SRA, International, Inc.	SRA International, Inc.
(703) 502-7731	(703) 227-8350
david_keffer@sra.com	steve_hughes@sra.com

4

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

(in thousands, except share and per share amounts)

The Company has presented net income, as adjusted, to show the effect that the adoption of FAS 123R had on the Company’s earnings per share. The Company believes that these non-GAAP financial measures provide useful information to investors because they allow investors to compare the Company’s current performance to prior performance and to the performance of companies that have not yet adopted FAS123R. These non-GAAP financial measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	As Reported 30-Jun-06 3 months ended	Adjustments	Pro Forma 30-Jun-06 3 months ended		As Reported 30-Jun-06 Year Ended	Adjustments	Pro Forma 30-Jun-06 Year Ended
Revenue	$297,161	$—	$297,161		$1,179,267	$—	$1,179,267

Operating costs and expenses:
Cost of services	219,302	—	219,302		880,802	—	880,802
Selling, general and administrative	46,060	(3,355)	42,705	[1]	183,297	(12,803)	170,494	[1]
Depreciation and amortization	4,859	—	4,859		18,201	—	18,201

Total operating costs and expenses	270,221	(3,355)	266,866		1,082,300	(12,803)	1,069,497

Operating income	26,940	3,355	30,295		96,967	12,803	109,770
Interest income, net	1,636	—	1,636		4,232	—	4,232

Pro forma income before taxes	28,576	3,355	31,931		101,199	12,803	114,002
Pro forma provision for taxes	11,132	1,308	12,440	[2]	38,679	4,993	43,672	[2]

Pro forma net income	$17,444	2,047	$19,491		$62,520	7,810	$70,330

Pro forma earnings per share:
Basic	$0.31	$0.04	$0.35		$1.14	$0.14	$1.28

Diluted	$0.30	$0.04	$0.34		$1.08	$0.14	$1.22

Pro forma weighted-average shares
Basic	55,811,502	—	55,811,502		55,064,138	—	55,064,138

Diluted	58,074,390	(2,551)	58,071,839		57,738,875	54,522	57,793,398

[1]	Adjusted to eliminate the FAS 123R stock compensation expense resulting from the adoption of FAS 123R on July 1, 2005.
[2]	Adjusted to eliminate the tax effect of the adjustment described in Note 1 at the consolidated marginal tax rate of 39.0%.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	30-Jun-06	30-Jun-05	30-Jun-06	30-Jun-05
Revenue	$297,161	$241,066	$1,179,267	$881,770
Operating costs and expenses:
Cost of services	219,302	177,328	880,802	653,115
Selling, general and administrative	46,060	35,623	183,297	126,404
Depreciation and amortization	4,859	3,796	18,201	13,141

Total operating costs and expenses	270,221	216,747	1,082,300	792,660

Operating income	26,940	24,319	96,967	89,110
Interest income, net	1,636	1,195	4,232	3,442

Income before taxes	28,576	25,514	101,199	92,552
Provision for income taxes	11,132	9,648	38,679	34,829

Net income	$17,444	$15,866	$62,520	$57,723

Earnings per share:
Basic	$0.31	$0.29	$1.14	$1.09

Diluted	$0.30	$0.28	$1.08	$1.02

Weighted-average shares:
Basic	55,811,502	53,865,732	55,064,138	52,965,623

Diluted	58,074,390	57,297,118	57,738,875	56,549,303

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share amounts)

	As of
	6/30/06	6/30/05
Current assets:
Cash and cash equivalents	$173,564	$162,973
Short-term investments	9,834	20,156
Accounts receivable, net	266,160	206,995
Prepaid expenses and other	23,382	19,931
Deferred income taxes, current	4,839	6,506

Total current assets	477,779	416,561

Property and equipment, net	37,462	34,754

Other assets:
Goodwill	169,334	89,214
Identified intangibles, net	26,169	17,661
Investments	—	5,172
Deferred income taxes, noncurrent	3,462	—
Deferred compensation trust	7,768	5,755

Total other assets	206,733	117,802

Total assets	$721,974	$569,117

Current liabilities:
Accounts payable and accrued expenses	$115,545	$74,970
Accrued payroll and employee benefits	59,463	49,486
Billings in excess of revenue recognized	3,204	6,616

Total current liabilities	178,212	131,072

Long-term liabilities:
Deferred income taxes, noncurrent	—	106
Other long-term liabilities	10,465	8,847

Total long-term liabilities	10,465	8,953

Total liabilities	188,677	140,025

Stockholders’ equity	533,297	429,092

Total liabilities and stockholders’ equity	$721,974	$569,117

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Year Ended
	6/30/06	6/30/05
Cash flows from operating activities:
Net income	$62,520	$57,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,201	13,141
Stock-based compensation	13,177	317
Tax benefits of stock option exercises	—	17,156
Deferred income taxes	(1,901)	(3,570)
Working capital changes, net of the effect of acquisitions	(5,166)	(18,779)

Net cash provided by operating activities	86,831	65,988

Cash flows from investing activities:
Capital expenditures	(15,639)	(21,353)
Sales and maturities of investments	25,723	15,983
Purchases of investments	(9,748)	(18,516)
Acquisition of Touchstone Consulting Group, net of cash acquired	—	(37,124)
Acquisition of Galaxy Scientific Corporation, net of cash acquired	(95,645)	—
Acquisition of Spectrum Solutions Group, net of cash acquired	(8,802)	—
Acquisition of Mercomms Unlimited, net of cash acquired	(637)	—

Net cash used in investing activities	(104,748)	(61,010)

Cash flows from financing activities:
Issuance of common stock	12,999	10,193
Tax benefits of stock option exercises	13,774	—
Reissuance of treasury stock	3,997	4,435
Purchase of treasury stock	(2,262)	—

Net cash provided by financing activities	28,508	14,628

Net increase in cash and cash equivalents	10,591	19,606
Cash and cash equivalents, beginning of period	162,973	143,367

Cash and cash equivalents, end of period	$173,564	$162,973

Supplemental disclosures of cash flow information:
Cash paid during the period:
Income taxes	$26,377	$21,211

Cash received during the period:
Interest	$4,219	$3,897

Income taxes	$1,038	$652

Reconciliation Between Total Revenue Growth and Organic Revenue Growth (Unaudited)

(in thousands)

Organic revenue growth, as presented, measures revenue growth adjusted for the impact of acquisitions. The Company believes that this non-GAAP financial measure provides useful information because it allows investors to better assess the underlying growth rate of the Company’s existing business. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	Three Months Ended
	6/30/06	6/30/05	Growth
Total Revenue, as reported	$297,161	$241,066	23.3%

Plus: Revenue from acquired companies for the comparable prior year period		29,969

Organic Revenue	$297,161	$271,035	9.6%

	Year Ended
	6/30/06	6/30/05	Growth
Total Revenue, as reported	$1,179,267	$881,770	33.7%

Plus: Revenue from acquired companies for the comparable prior year period		124,643

Organic Revenue	$1,179,267	$1,006,413	17.2%